EX-28.h.1.y

DFA INVESTMENT DIMENSIONS GROUP INC.

TRANSFER AGENCY AGREEMENT

ADDENDUM NUMBER TWENTY-FIVE

THIS ADDENDUM is made as of the 19th day of July, 2010, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and BNY MELLON INVESTMENT SERVICING (US) INC. (formerly, PNC Global Investment Servicing (U.S.) Inc.) (the “Transfer Agent”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained Transfer Agent to serve as the Fund’s transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that Transfer Agent shall provide such services to any class of shares created by the Fund after the date of the Agreement, upon the mutual agreement of the Fund and the Transfer Agent; and

WHEREAS, Transfer Agent presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to two (2) new portfolios of the Fund, designated as DFA Intermediate-Term Extended Quality Portfolio and World ex U.S. Value Portfolio, respectively, each which is listed on Schedule A, attached hereto; and

WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated July 19, 2010,” which is attached hereto, shall be “Shares” under the Agreement.

2. The fee schedules of Transfer Agent applicable to the portfolios shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be July 19, 2010.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Twenty-Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell
Name:	Catherine L. Newell
Title:	Vice President and Secretary

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Michael DeNofrio
Name:	Michael DeNofrio
Title:	Ex. V.P.

Amended and Restated

July 19, 2010

SCHEDULE A

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Targeted Value Portfolio

LWAS/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Asia Pacific Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA U.S. Targeted Value Portfolio (formerly VA Small Value Portfolio)

VA U.S. Large Value Portfolio (formerly VA Large Value Portfolio)

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Targeted Value Portfolio (formerly Tax-Managed U.S. Small Cap Value Portfolio)

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Equity Portfolio

DFA Short-Term Municipal Bond Portfolio

Emerging Markets Core Equity Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

International Core Equity Portfolio

U.S. Vector Equity Portfolio

Emerging Markets Social Core Equity Portfolio (formerly Emerging Markets Social Core Portfolio)

DFA Inflation-Protected Securities Portfolio

DFA International Real Estate Securities Portfolio

DFA California Short-Term Municipal Bond Portfolio

T.A. U.S. Core Equity 2 Portfolio

U.S. Social Core Equity 2 Portfolio

CSTG&E U.S. Social Core Equity 2 Portfolio

CSTG&E International Social Core Equity Portfolio

DFA Selectively Hedged Global Fixed Income Portfolio

U.S. Sustainability Core 1 Portfolio

International Sustainability Core 1 Portfolio

T.A. World ex U.S. Core Equity Portfolio

DFA Global Real Estate Securities Portfolio

DFA International Value ex Tobacco Portfolio

International Vector Equity Portfolio

DFA Short-Term Extended Quality Portfolio

DFA Intermediate-Term Extended Quality Portfolio

World ex U.S. Value Portfolio